News Release

Contacts:

Integra LifeSciences Holdings Corporation John B. Henneman, III	Investor Relations:
Executive Vice President, Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Reports Preliminary Fourth Quarter and Full-Year 2011 Financial Results
and Preliminary 2012 Outlook

Receives Warning Letter Following 483 Observations Arising from Inspection of Plainsboro, NJ
Manufacturing Facility

Announces Conference Call

Plainsboro, New Jersey, January 5, 2012 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today announced it expects total revenues in the fourth quarter to be approximately $202 million to $203 million. These fourth quarter 2011 revenues are approximately 3% below the low end of previously issued guidance. The revenue shortfall resulted from inventory reduction initiatives by our instruments distributors, weakness outside of the U.S., and weaker than expected sales of our domestic Extremity Reconstruction products.

The Company expects adjusted diluted earnings per share to be in the range of $0.65 to $0.70 for the fourth quarter of 2011, and between $2.74 to $2.79 for the full year 2011. Estimates of the adjustments to income before taxes are set forth in the table at the end of this press release.

The Company expects GAAP diluted earnings per share to be in the range of $0.08 to $0.20 for the fourth quarter of 2011, and between $0.87 and $0.99 for the full year 2011.

The Company now estimates that its 2012 revenue will increase approximately 8% on a constant currency basis and 7% on a reported basis over final 2011 revenues and its adjusted earnings per share will increase approximately 8-9% over final 2011 results. The Company expects GAAP earnings per share to increase significantly more over final 2011 results. The reduced expectations for revenue and earnings in 2012 are the result of the soft performance in the fourth quarter of 2011, a stronger dollar compared to the Euro, international economic risk, and slightly lower growth expectations for the domestic extremity product lines.

The tax rates and other preliminary information are subject to change.

“We are disappointed by our forecasting and execution in specific areas and have plans in place to address these issues,” said Peter Arduini, Integra’s President and Chief Executive Officer. “Despite these challenges in the fourth quarter, Integra accomplished a lot in 2011 that further positions the Company for future success.”

The Company has scheduled a conference call for analysts and investors at 8:30 a.m., Friday, January 6, 2012, to discuss the preliminary results for 2011 and the preliminary expectations for 2012 and to answer questions. Further information about the call appears at the end of this press release.

Update on Plainsboro Manufacturing Facility

Integra also announced that it received a warning letter from the United States Food and Drug Administration (FDA) related to quality systems and compliance issues at its collagen manufacturing facility located in Plainsboro, New Jersey. The letter resulted from an inspection held at that facility in August 2011, and did not identify any new observations that were not provided in the Form 483 that followed the inspection.

The warning letter does not restrict the Company’s ability to manufacture or ship products. Nor does it require the recall of any product. The Company has provided detailed responses to the FDA as to its corrective actions on a monthly basis, remains on track with its actions and is aggressively working to address all of the issues that the FDA identified.

Since the conclusion of the inspection in late August, 2011, Integra has undertaken significant efforts to remediate the observations that the FDA has made and continues to do so. The Company completed construction activities at the facility and all clean rooms were in production at the end of 2011. The Company has provided a copy of the warning letter as an exhibit in a Current Report on Form 8-K filed concurrently with the issuance of this press release.

Conference Call Tomorrow

Integra has scheduled a conference call for 8:30 AM ET on Friday, January 6, 2012, to discuss preliminary financial results for the fourth quarter and forward-looking financial guidance for 2012. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-2236 and using the passcode 9943109. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.integralife.com. Access to the replay will be available through January 20, 2012 by dialing 719-457-0820 and using the passcode 9943109. The webcast will also be archived on the website.

About Integra

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted net income and adjusted earnings per diluted share. The measure of adjusted net income consists of GAAP net income, excluding: (i) acquisition-related charges; (ii) certain employee termination and related charges; (iii) intangible asset impairment charges; (iv) charges associated with discontinued product lines; (v) systems implementation charges; (vi) facility consolidation, manufacturing and distribution transfer charges; (vii) charges related to restructuring our European entities; (viii) charges related to the accelerated vesting of certain stock-based compensation and the minimum annual equity award for our former Chief Executive Officer; (ix) charges related to extending our former Chief Executive Officer’s employment contract; (x) issuance costs in connection with the revised credit agreement; (xi) expenses related to our former Chief Operating Officer joining the Company; (xii) expenses associated with remediation and related unplanned idle time and underutilization at our Plainsboro, New Jersey manufacturing facility; (xiii) non-cash amortization of imputed interest for convertible debt; (xiv) intangible asset amortization expense; and (xv) income tax expense related to above adjustments and certain infrequently occurring items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of preliminary GAAP net income to preliminary adjusted net income and preliminary GAAP earnings per diluted share to preliminary adjusted earnings per diluted share for the quarter and year ended December 31, 2011 appear at the end of this release.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as system implementations charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to execute its operating plan effectively; global macroeconomic conditions; the effects of inventory reduction initiatives by the Company’s instruments distributors; continued weakness in sales outside of the U.S. and in domestic Extremity Reconstruction product lines; ongoing integration efforts relating to recently acquired Ascension Orthopedics product lines; the Company’s ability to manage its direct sales channels effectively; the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; the Company’s ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – PRELIMINARY

(In thousands, except per share amounts)

	Preliminary Quarter Ended
	December 31, 2011

	Low	High

GAAP net income	$2,200	$5,670
Non-GAAP adjustments:
Acquisition-related charges	2,170	2,170
Certain employee termination and related charges	1,440	1,440
Intangible asset impairment charges	—	—
Charges associated with discontinued
product lines	—	—
Systems implementation charges	6,500	4,500
Facility consolidation, manufacturing
and distribution transfer charges	1,150	970
Expenses associated with remediation and related
unplanned idle time and underutilization at our
Plainsboro, New Jersey manufacturing facility	3,500	2,000
Charges related to restructuring our European entities	460	200
Charges related to the accelerated vesting of certain stock-based compensation and the minimum annual stock-based compensation award for our former Chief Executive Officer*	4,900	4,900
Non-cash amortization of imputed interest
for convertible debt	3,440	3,440
Intangible asset amortization expense	6,480	6,480
Income tax expense related
to above adjustments and certain
infrequently occurring items	(13,840)	(11,870)

Total of non-GAAP adjustments	16,200	14,230

Adjusted net income	$18,400	$19,900
GAAP diluted net income per share	$0.08	$0.20
Non-GAAP adjustments detailed above
(per share)	$0.57	$0.50
Adjusted diluted net income per share	$0.65	$0.70

Weighted average common shares
outstanding for diluted net
income per share	28,500	28,500

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – PRELIMINARY CONTINUED

(In thousands, except per share amounts)

	Preliminary Year Ended
	December 31, 2011

	Low	High

GAAP net income	$25,520	$29,250
Non-GAAP adjustments:
Acquisition-related charges	6,397	6,397
Certain employee termination and related charges	2,286	2,286
Intangible asset impairment charges	2,648	2,648
Charges associated with discontinued
product lines	3,664	3,664
Systems implementation charges	18,332	16,332
Facility consolidation, manufacturing
and distribution transfer charges	3,277	3,097
Expenses associated with remediation and related
unplanned idle time and underutilization at our
Plainsboro, New Jersey manufacturing facility	5,248	3,748
Charges related to restructuring our European entities	838	578
Charges related to the accelerated vesting of certain stock-based compensation and the minimum annual stock-based compensation award for our former Chief Executive Officer*	4,900	4,900
Charges related to extending our former Chief Executive
Officer’s employment contract	8,379	8,379
Expenses related to issuance costs in connection
with the revised credit agreement	790	790
Expenses related to our former Chief Operating
Officer joining the Company	100	100
Non-cash amortization of imputed interest
for convertible debt	10,489	10,489
Intangible asset amortization expense	21,456	21,456
Income tax expense related
to above adjustments and certain
infrequently occurring items	(33,624)	(31,714)

Total of non-GAAP adjustments	55,180	53,150

Adjusted net income	$80,700	$82,400
GAAP diluted net income per share	$0.87	$0.99
Non-GAAP adjustments detailed above
(per share)	$1.87	$1.80
Adjusted diluted net income per share	$2.74	$2.79

Weighted average common shares
outstanding for diluted net
income per share	29,500	29,500

• Charges related to the accelerated vesting of certain stock-based compensation and the minimum annual stock-based compensation award for our former Chief Executive Officer. These charges were recognized in the fourth quarter of 2011 in connection with the acceleration of vesting of certain stock-based compensation and the minimum annual stock-based compensation award required for our former Chief Executive Officer. Management excludes this item when evaluating the Company’s operating performance because of the infrequent and non-cash nature of this item.

Source: Integra LifeSciences Holdings Corporation